Exhibit 99.1

News Release Sunoco Logistics Partners L.P. 1818 Market Street, Suite 1500 Philadelphia, PA 19103-7583

For further information contact: Peter Gvazdauskas (investors) 215-977-6322 Jeffrey Shields (media) 215-977-6056	For release: Immediately

SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES PRICING OF $1 BILLION OF SENIOR NOTES

PHILADELPHIA, November 12, 2014 – Sunoco Logistics Partners L.P. (NYSE: SXL) today announced the pricing of $200 million aggregate principal amount of 4.250% senior notes due 2024 and $800 million aggregate principal amount of 5.350% senior notes due 2045 of its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”). The 4.250% senior notes due 2024 are being offered as additional notes under an indenture pursuant to which the Operating Partnership issued $300 million aggregate principal amount of 4.250% senior notes due 2024 on April 3, 2014. The new 4.250% senior notes due 2024 and the existing 4.250% senior notes due 2024 will be treated as a single series of securities under such indenture. The sale of the senior notes is expected to settle on November 17, 2014, subject to customary closing conditions. The Operating Partnership intends to use the net proceeds of approximately $990 million to repay outstanding borrowings under its $1.50 billion revolving credit facility and for general partnership purposes.

The 4.250% senior notes due 2024, maturing on April 1, 2024, were sold to the public at 101.772% of par value, and the 5.350% senior notes due 2045, maturing on May 15, 2045, were sold to the public at 99.331% of par value.

Wells Fargo Securities, LLC, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., RBS Securities Inc., TD Securities (USA) LLC, BBVA Securities Inc., Comerica Securities, Inc., DNB Markets, Inc., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc. and SunTrust Robinson Humphrey, Inc. are joint book-running managers for the senior notes offering. The offering is being made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from the following addresses:

Wells Fargo Securities, LLC

Attn: WFS Customer Service

608 2nd Avenue

South Minneapolis, MN 55402

(tel: 800-645-3751)

wfscustomerservice@wellsfargo.com

RBC Capital Markets

Three World Financial Center, 10th Floor

200 Vesey Street

New York, NY 10281

(tel: 866-375-6829)

US Bancorp

Attn: High Grade Syndicate

214 North Tryon Street

Charlotte, NC 28202

(tel: 877 558-2607)

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by SXL with the SEC.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business, consisting of a geographically diverse portfolio of complementary pipeline, terminalling and acquisition and marketing assets, which are used to facilitate the purchase and sale of crude oil, refined products and NGLs. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP).

Statements about the offering may be forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of SXL, and a variety of risks that could cause results to differ materially from those expected by management of SXL. SXL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

- ### -

2